AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1997

                                       REGISTRATION STATEMENT FILE NO. 33-

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549



                                        FORM S-8

                              REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1933

                                JOURNAL REGISTER COMPANY
                 (Exact name of registrant as specified in the charter)

                         Delaware                22-3498615
             (State or other jurisdiction    (I.R.S. Employer
                 of or organization)        Identification No.)


                    State Street Square
                   50 West State Street
                        Trenton, NJ                 08608
          (Address of Principal Executive Offices) (Zip Code)

                  JOURNAL REGISTER COMPANY MANAGEMENT BONUS PLAN
                             (full title of the plan)

                                Robert M. Jelenic
                 Chairman, President and Chief Executive Officer
                             Journal Register Company
                               State Street Square
                               50 West State Street
                                Trenton, NJ 08608
                     (Name and address of Agent for service)

                                  (609) 396-2200
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

       Title of securities Amount to be  Proposed Proposed maximum  Amount of
       to be registered    registered(1) maximum    aggregate     registration
                                           offering  offering           fee
                                          price per price(2)
                                          share(2)
       Common Stock, par
       value $.01 per share 1,100,000    $14.0625   $15,468,750    $4,687.50

       (1) Represents the maximum number of shares that may be acquired under the Journal Register Company Management Bonus Plan (the "Plan").
       (2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the registration fee is based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on May 19, 1997.





                                     Part II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Journal Register Company (the "Company") with the Securities and Exchange Com-mission (the "SEC") and are incorporated herein by reference:

              1. The Company's Prospectus that was part of the Company's Registration Statement on Form S-1 (Regis-tration No. 333-23425), which Prospectus was filed with the SEC on May 8, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

              2. The Company's Registration Statement on Form 8-A filed with the SEC on May 1, 1997.

              3. The description of the Company's Common Stock con-tained in the Registration Statement on Form 8-A re-ferred to in (2) above.

         All documents, filed subsequent to the date hereof by the Com-pany with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.





         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation ("Certificate") limits the personal liability of its directors. The Certificate provides that a director shall not be person-ally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended. Any repeal or modification of the above Certificate provision will not adversely affect any right or protection of a director with respect to any act or omission occurring prior to such repeal or modification.

         The Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, admin-istrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or of-ficer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harm-less by the Company to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Com-pany to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemni-fication will continue as to a person who has ceased to be di-rector, officer, employee or agent and shall inure to the ben-efit of his or her heirs, executors and administrators, pro-vided, however, that, with the exception of certain rights to bring suit described in the following paragraph, the Company will indemnify any such person seeking indemnification in con-nection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company (the "Board"). The right to indemnification provided for in the Certificate is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in ad-vance of its final disposition, provided, however, that, if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or





         is rendered by such person while a director or officer) in ad-vance of the final disposition of a proceeding will be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise. The Company may, by action of the Board, provide indemnification to employees and agents of the Company with the same scope and effect as the indemnification of officers and directors.

         The Certificate provides that if a written claim for indemnifi-cation under the provisions described in the preceding para-graph is not paid in full by the Company within thirty days after it is received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the amount of the unpaid claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the ex-pense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expense incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company.

         The right to indemnification and the payment of expenses in-curred in defending a proceeding in advance of its final dispo-sition conferred by the Certificate are not exclusive of any other rights which any person may have or hereafter acquire.

         The Certificate also allows the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.


         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.





         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

         4 Journal Register Company Management Bonus Plan (incorporated by reference to Ex-hibit 10.3 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-23425), dated May 7, 1997).

         5 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of securities to be issued.

         23.1                  Consent of Ernst & Young LLP.

         23.2 Consent of Wachtell, Lipton, Rosen & Katz (contained in the opinion of counsel filed as Exhibit 5).

         24 Powers of Attorney executed by officers and directors who signed this registra-tion statement.


         ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the reg-istration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any ma-terial change to such information in the reg-istration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in peri-odic reports filed by the registrant pursuant to Section 13 or





         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         The undersigned registrant hereby undertakes that, for the pur-pose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sec-tion 13(a) or Section 15(d) of the Exchange Act (and, where ap-plicable, each filing of an employee benefit plan's annual re-port pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer-ing thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the fore-going provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
         In the event that a claim for indemnification against such li-abilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con-trolling person in connection with the securities being regis-tered, the registrant will, unless in the opinion of its coun-sel the matter has been settled by controlling precedent, sub-mit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-pressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration state-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Trenton, state of New Jersey, on this 21st day of May, 1997.

                                  JOURNAL REGISTER COMPANY


                                  By: /s/ Jean B. Clifton
                                     Name:   Jean B. Clifton
                                     Title:  Executive Vice President
                                             and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indi-cated.

               Signature                    Title                     Date


                   *              Chairman, President, Chief         05/21/97
           Robert M. Jelenic      Executive Officer and Director
                                  (Principal Executive Officer)


            /s/ Jean B. Clifton   Executive Vice President, Chief    05/21/97
            Jean B. Clifton       Financial Officer, Treasurer,
                                  Secretary and Director
                                  (Principal Financial Officer and
                                  Principal Accounting Officer)


                   *              Director                           05/21/97
            Douglas M. Karp



                   *              Director                           05/21/97
             Sidney Lapidus



                   *              Director                           05/21/97
            John L. Vogelstein





         * Jean B. Clifton, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed with the Securities and Exchange Commission.


                                                 /s/ Jean B. Clifton
                                                  Attorney-in-Fact





                                  EXHIBIT INDEX


         Exhibit Number        Description

         4 Journal Register Company Management Bonus Plan (incorporated by reference to Ex-hibit 10.3 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-23425), dated May 7, 1997).

         5 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of securities to be issued.

         23.1                  Consent of Ernst & Young LLP.

         23.2 Consent of Wachtell, Lipton, Rosen & Katz (contained in the opinion of counsel filed as Exhibit 5).

         24 Powers of Attorney executed by officers and directors who signed this registra-tion statement.